Exhibit 3.1

B139673 - L120002332 déposé le 04/01/2012	Document émis électroniquement

«CHC Helicopter S.A.»

Société anonyme

L-1931 Luxembourg

13-15, Avenue de la Liberté

R.C.S. Luxembourg, section B numéro 139.673

STATUTS COORDONNES déposés au Registre de Commerce et des Sociétés à Luxembourg.

POUR MENTION aux fins de la publication au Mémorial, Recueil des Sociétés et Associations.

Luxembourg, le 4 Janvier 2012.

B139673 - L120002332 enregistré et déposé le 04/01/2012	Document émis électroniquement

«CHC Helicopter S.A.»

Société anonyme

L-1931 Luxembourg

13-15, Avenue de la Liberté

R.C.S. Luxembourg, section B numéro 139.673

Constituée suivant acte reçu par Maitre Martine SCHAEFFER, notaire de résidence à Luxembourg, en date du 17 juin 2008, publié au Mémorial Recueil des Sociétés et Associations C numéro 1754 du 16 juillet 2008.

Les statuts ont été modifiés en dernier lieu suivant acte reçu par Maitre Henri HELLINCKX, notaire de résidence à Luxembourg, en date du 13 décembre 2011, non encore publié au Mémorial Recueil des Sociétés et Associations.

STATUTS COORDONNES

Au 13 décembre 2011

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I. NAME - REGISTERED OFFICE - OBJECT - DURATION

Art.1. Name

The name of the company is “CHC Helicopter S.A.” (the Company). The Company is a public company limited by shares (société anonyme) governed by the laws of the Grand Duchy of Luxembourg and, in particular, the law of August 10, 1915, on commercial companies, as amended (the Law), and these articles of association (the Articles).

Art.2. Registered office

2.1. The registered office of the Company is established in Luxembourg, Grand Duchy of Luxembourg. It may be transferred within the municipality by a resolution of the board of directors (the Board). The registered office may be transferred to any other place in the Grand Duchy of Luxembourg by a resolution of the general meeting of the shareholders (the General Meeting), acting in accordance with the conditions prescribed for the amendment of the Articles.

2.2. Branches, subsidiaries or other offices may be established in the Grand Duchy of Luxembourg or abroad by a resolution of the Board. Where the Board determines that extraordinary political or military developments or events have occurred or are imminent and that these developments or events may interfere with the normal activities of the Company at its registered office, or with the ease of communication between such office and persons abroad, the registered office may be temporarily transferred abroad until the complete cessation of these circumstances. Such temporary measures have no effect on the nationality of the Company, which, notwithstanding the temporary transfer of its registered office, remains a Luxembourg incorporated company.

Art.3. Corporate object

3.1 The Company’s object is the acquisition of participations, in Luxembourg or abroad, in any company or enterprise in any form whatsoever, and the management of those participations. The Company may in particular acquire, by subscription, purchase and exchange or in any other manner, any stock, shares and other participation securities, bonds, debentures, certificates of deposit and other debt instruments and, more generally, any securities and financial instruments issued by any public or private entity. It may participate in the creation, development, management and control of any company or enterprise. Further, it may invest in the acquisition and management of a portfolio of patents or other intellectual property rights of any nature or origin.

3.2 The Company may borrow in any form. It may issue notes, bonds and any kind of debt and equity securities. It may lend funds, including, without limitation, the proceeds of any borrowings, to its subsidiaries, affiliated companies and any other companies. It may also give guarantees and pledge, transfer, encumber or otherwise create and grant security over some or all of its assets to guarantee its own obligations and those of any other affiliated companies.

3.3 The Company may use any techniques, legal means and instruments to manage its investments efficiently and protect itself against credit risks, currency exchange exposure, interest rate risks and other risks.

3.4 The Company may carry out any commercial, financial or industrial operation and any transaction with respect to real estate or movable property, which directly or indirectly, favours or relates to its corporate object at the exclusion of any banking activity and any other regulated financial activity.

Art.4. Duration

4.1. The Company is formed for an unlimited duration.

4.2. The Company is not to be dissolved by reason of the death, suspension of civil rights, incapacity, insolvency, bankruptcy or any similar event affecting one or several Shareholders.

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II. CAPITAL - SHARES

Art.5. Capital

5.1. The share capital is set at four hundred and ninety-four million five hundred and forty-one thousand four hundred and twenty-six euro (EUR 494,541,426), represented by four hundred and ninety-four million five hundred and forty-one thousand four hundred and twenty-six (494,541,426) shares in registered form, having a par value of one euro (EUR 1.-) each, all subscribed and fully paid-up (the Shares).

5.2. The share capital may be increased or decreased in one or several times by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles.

Art.6. Shares

6.1. The Shares are and will remain in registered form (actions nominatives).

6.2. A register of Shares is kept at the registered office and may be examined by each Shareholder upon request.

6.3. A Share transfer is carried out by entering in the register of Shares, a declaration of transfer, duly dated and signed by the transferor and the transferee or by their authorized representatives and following a notification to, or acceptance by, the Company, in accordance with article 1690 of the Civil Code. The Company may also accept as evidence of a Share transfer other documents recording the agreement between the transferor and the transferee.

6.4. The Shares are indivisible and the Company recognizes only one (1) owner per Share.

6.5. The Company may redeem its own Shares within the limits set forth by the Law.

III. MANAGEMENT - REPRESENTATION

Art.7. Board of directors

7.1 Composition of the board of directors

(i) The Company is managed by a board of directors (the Board) composed of at least three (3) members. Except in the cases contemplated by article 8 of these Articles, the General Meeting shall appoint at least one class A director and one class B director.

(ii) The General Meeting appoints the director(s) and determines their number, remuneration and the term of their office. Directors cannot be appointed for more than six (6) years and are re-eligible.

(iii) The directors may be removed at any time (with or without cause) by a resolution of the General Meeting.

(iv) If a legal entity is appointed as a director, it must appoint a permanent representative who represents such entity in its duties as a director. The permanent representative is subject to the same rules and incurs the same liabilities as if it had exercised its functions in its own name and on its own behalf, without prejudice to the joint and several liability of the legal entity which it represents.

(v) Should the permanent representative be unable to perform its duties, the legal entity must immediately appoint another permanent representative.

(vi) If the office of a director becomes vacant, the majority of the remaining directors may fill the vacancy on a provisional basis until the final appointment is made by the next General Meeting.

7.2 Powers of the board of directors

(i) All powers not expressly reserved to the Shareholder(s) by the Law or the Articles fall within the competence of the Board, who has all powers to carry out and approve all acts and operations consistent with the corporate object.

(ii) Special and limited powers may be delegated for specific matters to one or more agents by the Board.

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(iii) The Board is authorized to delegate the day-to-day management and the power to represent the Company in this respect, to one or more directors, officers, managers or other agents, whether Shareholders or not, acting either individually or jointly. If the day-to-day management is delegated to one or several directors, the Board must report to the annual General Meeting any salary, fees and/or any other advantages granted to such director(s) during the relevant financial year.

7.3 Procedure

(i) The Board must appoint a chairman among its members and may choose a secretary, who need not be a director, and who shall be responsible for keeping the minutes of the meetings of the Board and of General Meetings.

(ii) The Board meets upon the request of the chairman or any director, at the place indicated in the notice which, in principle, is in Luxembourg.

(iii) Written notice of any meeting of the Board is given to all directors at least twenty-four (24) hours in advance, except in case of emergency, the nature and circumstances of which are set forth in the notice of the meeting.

(iv) No notice is required if all members of the Board are present or represented and if they state to have full knowledge of the agenda of the meeting. Notice of a meeting may also be waived by a director, either before or after a meeting. Separate written notices are not required for meetings that are held at times and places indicated in a schedule previously adopted by the Board.

(v) A director may grant a power of attorney to any other director in order to be represented at any meeting of the Board.

(vi) The Board can validly deliberate and act only if a majority of its members is present or represented and at least one class A director and one class B director are present or represented. Resolutions of the Board are validly taken by a majority of the votes of the directors present or represented provided that at least one class A director approves the resolutions. The chairman does not have a casting vote in the event of tie. The resolutions of the Board are recorded in minutes signed by the chairman or all the directors present or represented at the meeting or by the secretary (if any).

(vii) Any director may participate in any meeting of the Board by telephone or video conference or by any other means of communication, initiated from Luxembourg, allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation by these means is deemed equivalent to a participation in person at a meeting duly convened and held.

(viii) Circular resolutions signed by all the directors are valid and binding as if passed at a Board meeting duly convened and held and bear the date of the last signature necessary to pass the resolutions.

(ix) Any director having an interest conflicting with that of the Company in a transaction carried out otherwise than under normal conditions in the ordinary course of business, must advise the Board thereof and cause a record of his statement to be mentioned in the minutes of the meeting. The director concerned may not take part in these deliberations. A special report on the relevant transaction(s) is submitted to the Shareholders before any vote, at the next General Meeting.

7.4 Representation

(i) The Company is bound towards third parties in all matters by the joint signature of one class A director and one class B director of the Company.

(ii) The Company is also bound towards third parties by the joint or single signature of any persons to whom special signatory powers have been validly delegated by the Board.

Art.8. Sole director

8.1 Where the number of Shareholders is reduced to one (1), the Company may be managed by a sole director until the ordinary General Meeting following the introduction of an additional Shareholder. In such case, any reference in the Articles to the Board or the directors is to be read as a reference to such sole director, as appropriate.

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8.2 The transactions entered into by the Company may be recorded in minutes and, unless carried out under normal conditions in the ordinary course of business, must be so recorded when entered with its sole director having a conflicting interest.

8.3 The Company is bound towards third parties by the signature of the sole director or by the joint or single signature of any persons to whom special signatory powers have been delegated.

Art.9. Liability of the directors

The directors may not, by reason of their mandate, be held personally liable for any commitments validly made by them in the name of the Company, provided such commitments comply with the Articles and the Law.

IV. SHAREHOLDER(S)

Art.10. General meetings of Shareholders

10.1 Powers and voting rights

(i) Resolutions of the Shareholders are adopted at general meetings of Shareholders in accordance with the Law. The General Meeting has the broadest powers to adopt and ratify all acts and operations consistent with the corporate object.

(ii) Each Share entitles its holder to one (1) vote.

10.2 Notices, quorum, majority and voting proceedings

(i) General Meetings are held at the registered office of the Company, or at the place indicated in the convening notice, which in principle, is in Luxembourg.

(ii) If all the Shareholders are present or represented and consider themselves as duly convened and informed of the agenda of the meeting, the General Meeting may be held without prior notice.

(iii) A Shareholder may grant a written power of attorney to another person (who need not be a Shareholder) in order to be represented at any General Meeting.

(iv) Each Shareholder may participate in any General Meeting by telephone or video conference or by any other similar means of communication, initiated from Luxembourg, allowing all the persons taking part in the meeting to identify, hear and speak to each other. The participation in a meeting by these means is deemed equivalent to a participation in person at such meeting.

(v) Each Shareholder may vote by way of voting forms provided by the Company. Voting forms contain the date, place and agenda of the meeting, the text of the proposed resolutions as well as for each resolution, three boxes allowing to vote in favor, against or abstain from voting. Voting forms must be sent back by the Shareholders to the registered office. Only voting forms received prior to the General Meeting are taken into account for the calculation of the quorum. Voting forms which show neither a vote (in favor or against the proposed resolutions) nor an abstention, are void.

(vi) Resolutions of the General Meeting are passed by a simple majority of the votes cast, regardless of the proportion of the share capital represented.

(vii) The extraordinary General Meeting may amend the Articles only if at least one-half of the share capital is represented and the agenda indicates the proposed amendments to the Articles as well as the text of any proposed amendments to the object or form of the Company. If this quorum is not reached, a second General Meeting may be convened by means of notices published twice, at fifteen (15) days interval at least and fifteen (15) days before the meeting in the Mémorial and in two Luxembourg newspapers. Such notices reproduce the agenda of the General Meeting and indicate the date and results of the previous General Meeting. The second General Meeting deliberates validly regardless of the proportion of the capital represented. At both General Meetings, resolutions must be adopted by at least two-thirds of the votes cast.

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(viii) Any change in the nationality of the Company requires the unanimous consent of the Shareholders.

Art.11. Sole Shareholder

11.1 Where the number of Shareholders is reduced to one (1), the Sole Shareholder exercises all powers conferred by the Law to the General Meeting.

11.2 Any reference in the Articles to the General Meeting is to be read as a reference to such Sole Shareholder, as appropriate.

11.3 The resolutions of the Sole Shareholder are recorded in minutes.

V. ANNUAL ACCOUNTS - ALLOCATION OF PROFITS – SUPERVISION

Art.12. Financial year and approval of annual accounts

12.1 The financial year begins on the first (1) of May of each year and ends on the thirtieth (30) of April of the following year.

12.2 Each year, the Board prepares the balance sheet and the profit and loss account, as well as an inventory indicating the value of the Company’s assets and liabilities, with an annex summarizing the Company’s commitments and the debts of the officers, directors and statutory auditors towards the Company.

12.3 One month before the annual General Meeting, the Board provides documentary evidence and a report on the operations of the Company to the statutory auditors, who then prepare a report setting forth their proposals.

12.4 The annual General Meeting is held at the address of the registered office or at such other place in the municipality of the registered office, as may be specified in the notice, on the second Friday of November of each year at 10.00 a.m.. If such day is not a business day in Luxembourg, the annual General Meeting is held on the following business day.

12.5 The annual General Meeting may be held abroad if, in the absolute and final judgment of the Board, exceptional circumstances so require.

Art.13. Statutory auditors/Réviseurs d’entreprises

13.1 To the extent required by law, the operations of the Company are supervised by one or several statutory auditors (commissaires).

13.2 The operations of the Company are supervised by one or several réviseurs d’entreprises, when so required by law.

13.3 The General Meeting appoints the statutory auditors/réviseurs d’entreprises and determines their number, remuneration and the term of their office. Statutory auditors/réviseurs d’entreprises may be re-appointed.

Art.14. Allocation of profits

14.1 From the annual net profits of the Company, five per cent (5%) is allocated to the reserve required by Law. This allocation ceases to be required when the legal reserve reaches an amount equal to ten per cent (10%) of the share capital.

14.2 The General Meeting determines how the balance of the annual net profits is disposed of. It may allocate such balance to the payment of a dividend, transfer such balance to a reserve account or carry it forward.

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Art.15. Interim Dividends

15.1 Interim dividends may be distributed, at any time, in accordance with article 72-2 of the Law, under the following conditions:

(i) interim accounts are drawn up by the Board;

(ii) these interim accounts show that sufficient profits and other reserves (including share premium) are available for distribution; it being understood that the amount to be distributed may not exceed profits made since the end of the last financial year for which the annual accounts have been approved, if any, increased by carried forward profits and distributable reserves and decreased by carried forward losses and sums to be allocated to the legal or a statutory reserve;

(iii) the decision to distribute interim dividends is taken by the Board within two (2) months from the date of the interim accounts; and

(iv) in their report to the Board, as applicable, the statutory auditors or the réviseurs d’entreprises must verify whether the above conditions have been satisfied.

VI. DISSOLUTION - LIQUIDATION

Art.16. Dissolution – Liquidation

16.1 The Company may be dissolved at any time, by a resolution of the General Meeting, acting in accordance with the conditions prescribed for the amendment of the Articles. The General Meeting appoints one or several liquidators, who need not be Shareholders, to carry out the liquidation and determines their number, powers and remuneration. Unless otherwise decided by the General Meeting, the liquidators have the broadest powers to realize the assets and pay the liabilities of the Company.

16.2 These Articles shall remain in effect during the liquidation.

16.3 The surplus after the realisation of the assets and the payment of the liabilities is distributed to the shareholders in proportion to the shares held by each of them.

16.4 After the liquidation has been completed, the books and records of the Company shall be kept for the period prescribed by law by the person appointed for that purpose in the resolution of the General Meeting, to dissolve the Company. Where the General Meeting has not appointed such person, the liquidators shall do so.

VII. GENERAL PROVISION

ART.17. General Provisions

17.1 Notices and communications are made or waived and circular resolutions are evidenced in writing, by facsimile, e-mail or any other means of electronic communication.

17.2 Powers of attorney are granted by any of the means described above. Powers of attorney in connection with Board meetings may also be granted by a director in accordance with such conditions as may be accepted by the Board.

17.3 Signatures may be in handwritten or electronic form, provided they fulfil all legal requirements to be deemed equivalent to handwritten signatures. Signatures of circular resolutions or resolutions adopted by telephone or video conference are affixed on one original or on several counterparts of the same document, all of which taken together, constitute one and the same document.

17.4 The books and records of the Company shall be maintained at the registered office of the Company.

17.5 All matters not expressly governed by the Articles shall be determined in accordance with the law and, subject to any non waivable provisions of the law, any agreement entered into by the Shareholders from time to time.

TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE

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I. DENOMINATION – SIEGE SOCIAL – OBJET – DUREE

Art.1 Denomination

Le nom de la société est «CHC Helicopter S.A.» (la Société). La Société est une société anonyme régie par les lois du Grand-duché de Luxembourg, et en particulier par la loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée (la Loi), ainsi que par les présents statuts (les Statuts).

Art.2 Siége social

2.1 Le siége social de la Société est établi à Luxembourg, Grand-duché de Luxembourg. II peut être transféré dans la commune par décision du conseil d’administration (le Conseil). Le siège social peut être transféré en tout autre endroit du Grand-duché de Luxembourg par une résolution de I’assemblée générale des actionnaires (I’Assemblée Générale), selon les modalités requises pour la modification des Statuts.

2.2 II peut être créé des succursales, filiales ou autres bureaux tant au Grand-duché de Luxembourg qu’à I’étranger par décision du Conseil. Lorsque le Conseil estime que des développements ou événements extraordinaires d’ordre politique ou militaire se sont produits ou sont imminents, et que ces développements ou évènements sont de nature à compromettre les activités normales de la Société à son siège social, ou la communication aisée entre le siège social et I’étranger, le siège social peut être transféré provisoirement à I’étranger, jusqu’à cessation complète de ces circonstances. Ces mesures provisoires n’ont aucun effet sur la nationalité de la Société qui, nonobstant le transfert provisoire de son siège social, reste une société luxembourgeoise.

Art.3 Objet social

3.1 L’objet de la Société est la prise de participations, tant au Luxembourg qu’à I’étranger, dans toutes sociétés ou entreprises sous quelque forme que ce soit, et la gestion de ces participations. La Société peut notamment acquérir par souscription, achat et échange ou de toute autre manière tous titres, actions et autres valeurs de participation, obligations, créances, certificats de dépôt et autres instruments de dette, et plus généralement, toutes valeurs et instruments financiers émis par toute entité publique ou privée. Elle peut participer à la création, au développement, à la gestion et au contrôle de toute société ou entreprise. Elle peut en outre investir dans I’acquisition et la gestion d’un portefeuille de brevets ou d’autres droits de propriété intellectuelle de quelque nature ou origine que ce soit.

3.2 La Société peut emprunter sous quelque forme que ce soit. Elle peut procéder à l’émission de billets à ordre, d’obligations et de titres et instruments de toute autre nature. La Société peut prêter des fonds, y compris notamment, les revenus de tous emprunts, à ses filiales, sociétés affiliées ainsi qu’à toutes autres sociétés. La Société peut également consentir des garanties et nantir, céder, grever de charges ou autrement créer et accorder des sûretés sur toute ou partie de ses actifs afin de garantir ses propres obligations et celles de toutes sociétés affiliées.

3.3 La Société peut employer toutes les techniques et instruments nécessaires à une gestion efficace de ses investissements et à sa protection contre les risques de crédit, les fluctuations monétaires, les fluctuations de taux d’intérêt et autres risques.

3.4 La Société peut effectuer toutes les opérations commerciales, financières ou industrielles et toutes les transactions concernant des biens immobiliers ou mobiliers qui, directement ou indirectement, favorisent ou se rapportent à son objet social à I’exlusion de toute activité bancaire et de toute autre activité financière régulée.

Art.4 Durée

4.1 La Société est constitutée pour une durée indéterminée.

4.2 La Société n’est pas dissoute en raison de la mort, de la suspension des droits civils, de I’incapacité, de I’insolvabilité, de la faillite ou de tout autre évènement similaire affectant un ou plusieurs actionnaires.

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II. CAPITAL - ACTIONS

Art.5 Capital

5.1 Le capital social est fixé à quatre cent quatre-vingt-quatorze millions cinq cent quarante-et-un mille quatre cent vingt-six euros (EUR 494.541.426,-), représenté par quatre cent quatre-vingt-quatorze millions cinq cent quarante-et-un mille quatre cent vingt-six (494.541.426) actions sous forme nominative, d’une valeur nominale de un euro (EUR1) chacune, toutes souscrites et entiérement libérées.

5.2 Le capital social peut être augmenté ou réduit à une ou plusieurs reprises par une résolution de I’Assemblée Générale, adoptée selon les modalités requises pour la modification des Statuts.

Art.6 Actions

6.1 Les actions sont et resteront sous forme nominative.

6.2 Un registre des actions est tenu au siège social et peut être consulté à la demande de chaque actionnaire.

6.3 Une cession d’action(s) s’opère par la mention sur le registre des actions, d’une déclaration de transfert, valablement datée et signée par le cédant et le cessionnaire ou par leurs mandataires et suivant une notification à, ou une acceptation par, la Société, conformément à I’article 1690 du Code Civil. La Société peut également accepter comme preuve du transfert d’actions, d’autres documents établissant I’accord du cédant et du cessionnaire.

6.4 Les actions sont indivisibles et la Société ne reconnait qu’un (1) seul propriétaire par action.

6.5 La Société peut racheter ses propres actions dans les limites prévues par la Loi.

III. GESTION - REPRESENTATION

Art.7 Conseil d’administration

7.1 Composition du conseil d’administration

(i) La Société est gérée par un conseil d’administration (le Conseil) composé d’au moins trois (3) membres. Excepté dans les cas prévus à I’article 8 dans Statuts, I’Assemblée Générale nomme au moins un directeur de classe A et un directeur de classe B.

(ii) L’Assemblée Générale nomme les administrateurs et fixe leur nombre, leur rémunération ainsi que la durée de leur mandat. Les administrateurs ne peuvent être nommés pour plus de six (6) ans et sont rééligibles.

(iii) Les administrateurs sont révocables à tout moment (avec ou sans raison) par une décision de I’Assemblée Générale.

(iv) Lorsqu’une personne morale est nommée administrateur, celle-ci est tenue de désigner un représentant permanent qui représente ladite personne morale dans sa mission d’administrateur. Ce représentant permanent est soumis aux memes règies et encourt les mêmes responsabilités que s’il avait exercé ses fonctions en son nom et pour son propre compte, sans préjudice de la responsabilité solidaire de la personne morale qu’il représente.

(v) Si le représentant permanent se trouve dans I’incapacité d’exercer sa mission, la personne morale doit nommer immédiatement un autre représentant permanent.

(vi) En cas de vacance d’un poste d’administrateur, la majorité des administrateurs restants peut y pourvoir provisoirement jusqu’à la nomination définitive, qui a lieu lors de la prochaine Assemblée Générale.

7.2 Pouvoirs du conseil d’administration

(i) Tous les pouvoirs non expressément réservés par la Loi ou les Statuts à ou aux actionnaires sont de la compétence du Conseil, qui a tous les pouvoirs pour effectuer et approuver tous les actes et opérations conformes à I’objet social.

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(ii) Des pouvoirs spéciaux et limités peuvent étre dêlégués par le Conseil à un ou plusieurs agents pour des tâches spécifiques.

(iii) Le Conseil peut déléguer la gestion journalire et le pouvoir de représenter la Société en ce qui concerne cette gestion, à un ou plusieurs administrateurs, directeurs, gérants ou autres agents, actionnaires ou non, agissant seuls ou conjointement. Si la gestion journalire est déléguée à un ou plusieurs administrateurs, le Conseil doit rendre compte à I’Assemblee Générale annuelle, de tous traitements, émoluments et/ou avantages quelconques, alloués à ce(s) administrateur(s) pendant I’exercice social en cause.

7.3 Procédure

(i) Le Conseil doit élire en son sein un président et peut désigner un secrétaire, qui n’a pas besoin d’être administrateur, et qui est responsable de la tenue des procs-verbaux de réunions du Conseil et de I’Assemblée Générale.

(ii) Le Conseil se réunit sur convocation du président ou d’au moins deux (2) administrateurs au lieu indiqué dans I’avis de convocation, qui en principe, est au Luxembourg.

(iii) II est donné à tous les administrateurs une convocation écrite de toute réunion du Conseil au moins vingt-quatre (24) heures à I’avance, sauf en cas d’urgence, auquel cas la nature et les circonstances de cette urgence sont mentionnées dans la convocation à la réunion.

(iv) Aucune convocation n’est requise si tous les membres du Conseil sont présents ou représentés et s’ils déclarent avoir parfaitement eu connaissance de I’ordre du jour de la réunion. Un administrateur peut également renoncer à la convocation à une réunion, que ce soit avant ou aprés ladite réunion. Des convocations écrites séparées ne sont pas exigées pour des réunions se tenant à des heures et dans des lieux fixés dans un calendrier préalablement adopté par le Conseil.

(v) Un administrateur peut donner une procuration à tout autre administrateur afin de le représenter à toute réunion du Conseil.

(vi) Le Conseil ne peut délibérer et agir valablement que si la majorité de ses membres sont présents ou représentés et qu’au moins un directeur de classe A et un directeur de classe B sont présents ou représentés. Les décisions du Conseil sont valablement adoptées à la majorité des voix des administrateurs présents ou représentés, pour autant qu’au moins un directeur de classe A approuve les décisions. La voix du président est prépondérate en cas de partage des voix. Les décisions du Conseil sont consignées dans des procés-verbaux signés par le président ou par tous les administrateurs présents ou représentés à la réunion ou par le secrétaire (s’il en existe un).

(vii) Tout administrateur peut participer à toute réunion du Conseil par téléphone ou visioconférence ou par tout autre moyen de communication, initié de Luxembourg, permettant à I’ensemble des personnes participant à la réunion de s’identifier, de s’entendre et de se parler. La participation par un de ces moyens équivaut à une participation en personne à une réunion valablement convoquée et tenue.

(viii) Des résolutions circulaires signées par tous les administrateurs sont valables et engagent la Société comme si elles avaient été adoptées lors d’une réunion du Conseil valablement convoquée et tenue et portent la date de la dernière signature nécessaire à I’adoption des résolutions.

(ix) Tout administrateur qui a un intérêt opposé à celui de la Société dans une transaction qui ne concerne pas des opérations courantes conclues dans des conditions normales, est tenu d’en prévenir le Conseil et de faire mentionner cette déclaration au procs-verbal de la réunion. L’administrateur en cause ne peut prendre part à ces dlibérations. Un rapport spécial relatif à ou aux transactions concernées est soumis aux actionnaires avant tout vote, lors de la prochaine Assemblée Générale.

7.4 Representation

(i) La Société est engagée vis-à-vis des tiers, en toutes circonstances, par les signatures conjointes d’un directeur de classe A et d’un directeur de classe B de la Société.

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(ii) La Société est également engagée vis-à-vis des tiers par la signature conjointe ou unique de toutes personnes à qui des pouvoirs de signature spéciaux ont été valablement délégués par le Conseil.

Art.8 Directeur unique

8.1 Dans le cas où le nombre des actionnaires est réduit à un (1), la Société peut être gérée par un administrateur unique jusqu’à I’Assemblee Générale ordinaire suivant I’introduction d’un actionnaire supplémentaire. Dans ce cas, toute référence dans les Statuts au Conseil ou aux administrateurs doit étre considérée, le cas échéant, comme une référence à cet administrateur unique.

8.2 Les transactions conclues par la Société peuvent être mentionnées dans des procés-verbaux et, sauf si elles concernent des opérations courantes conclues dans des conditions normales, doivent être ainsi mentionnées si elles sont intervenues avec son administrateur unique ayant un intérét opposé.

8.3 La Société est engagée vis-à-vis des tiers par la signature de I’administrateur unique ou par la signature conjointe ou unique de toutes personnes à qui des pouvoirs de signature spéciaux ont été délégués.

Art.9 Responsabilité des administrateurs

9.1 Les administrateurs ne contractent, à raison de leur fonction, aucune obligation personnelle concernant les engagements régulièrement pris par eux au nom de la Société, dans la mesure où ces engagements sont conformes aux Statuts et à la Loi.

IV. ACTIONNAIRE(S)

Art.10 Assemblée générale des actionnaires

10.1 Pouvoirs et droits de vote

(i) (Les résolutions des actionnaires sont adoptées lors des assembliées générales des actionnaires (I’Assemblée Générale) en conformité avec la Loi. L’Assemblée Générale a les pouvoirs les plus étendus pour adopter et ratifier tous les actes et opérations conformes à I’objet social.

(ii) Chaque Action Ordinaire donne droit à un (1) vote à son détenteur.

10.2 Convocations, quorum, majorité et procédure de vote

(i) Les Assembliées Générates se tiennent au siège social de la Société, ou au lieu indiqué dans les convocations, qui est, en principe, à Luxembourg.

(ii) Si tous les actionnaires sont présents ou représentés et se considérent comme ayant été valablement convoqués et informés de I’ordre du jour de I’assemblée, I’Assemblée Générale peut se tenir sans convocation préalable.

(iii) Un actionnaire peut donner une procuration écrite à toute autre personne (qui ne doit pas être un actionnaire) afin de le représenter à toute Assemblée Générale.

(iv) Tout actionnaire peut participer à toute Assemblée Générale par téléphone ou visioconférence ou par tout autre moyen de communication similaire, initié de Luxembourg, permettant à I’ensemble des personnes participant á la réunion de s’identifier, de s’entendre et de se parler. La participation á la réunion par un de ces moyens équivaut à une participation en personne à une telle réunion.

(v) Tout actionnaire peut voter au moyen de formulaires de vote fournis par la Société. Les formulaires de vote indiquent la date, le lieu et I’ordre du jour de la réunion, le texte des résolutions proposées ainsi que, pour chaque résolution, trois cases permettant de voter en faveur, de voter contre ou de s’abstenir. Les formulaires de vote doivent être renvoyés par les actionnaires au siège social. Pour le calcul du quorum, il n’est tenu compte que des formulaires de vote regus par la Société avant la réunion de I’Assemblée Générale. Les formulaires de vote dans lesquels ne sont mentionnés ni un vote (en faveur ou contre les résolutions proposées) ni une abstention, sont nuls.

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(vi) Les décisions de I’Assemblée Générale sont adoptées à la majorité simple des voix exprimées, quelle que soit la proportion du capital social représenté.

(vii) L’Assemblée Générale extraordinaire ne peut modifier les Statuts que si la moitié au moins du capital social est représenté et que I’ordre du jour indique les modifications statutaires proposées ainsi que le texte de celles qui modifient I’objet social ou la forme de la Société. Si ce quorum n’est pas atteint, une deuxième Assemblée Générale peut être convoquée par annonces insérées deux fois, à quinze (15) jours d’intervalle au moins et quinze (15) jours avant I’Assemblée, dans le Mémorial et dans deux journaux de Luxembourg. Ces convocations reproduisent I’ordre du jour de la réunion et indiquent la date et les résultats de la précédente réunion. La seconde Assemblée Générale délibère valablement quelle que soit la proportion du capital représenté. Dans les deux Assembliées Générates, les résolutions doivent être adoptées par au moins les deux tiers des voix exprimées.

(viii) Tout changement de nationalité de la Société exige le consentement unanime des Actionnaires.

Art.11 Actionnaire unique

11.1 Lorsque le nombre des actionnaires est réduit à un (1), I’actionnaire unique exerce tous les pouvoirs conférés par la Loi à I’Assemblée Générale.

11.2 Toute référence dans les Statuts à I’Assemblée Générale doit être doit être considérée, le cas échéant, comme une référence à cet actionnaire unique.

11.3 Les résolutions de I’actionnaire unique sont consignées dans des procès-verbaux.

V. COMPTES ANNUELS - AFFECTATION DES BENEFICES - CONTRÔLE

Art.12 Exercice social et approbation des comptes annuels

12.1 L’exercice social commence le premier (1) mai de chaque année et se termine le trente (30) avril de I’année suivante.

12.2 Chaque année, le Conseil dresse le bilan et le compte de profits et pertes ainsi qu’un inventaire indiquant la valeur des actifs et passifs de la Société, avec une annexe résumant les engagements de la Société ainsi que les dettes des directeurs, administrateurs et commissaire(s) envers la Société.

12.3 Un mois avant I’Assemblée Générale annuelle, le Conseil remet les pièces, avec un rapport sur les opérations de la Société aux commissaires, qui doivent ensuite faire un rapport contenant leurs propositions.

12.4 L’Assemblée Générale annuelle se tient à I’adresse du siège social ou en tout autre lieu dans la municipalité du siège social, comme indiqué dans la convocation, le deuxième vendredi du mois de novembre de chaque année à 10 heures. Si ce jour n’est pas un jour ouvré à Luxembourg, I’Assemblée Générale annuelle se tient le jour ouvré suivant.

12.5 L’Assemblée Générale annuelle peut se tenir à I’étranger si, selon I’avis absolu et définitif du Conseil, des circonstances exceptionnelles le requièrent.

Art.13 Commissaires /Réviseurs d’entreprises

13.1 Dans les cas requis par la loi, les opérations de la Société sont contrôlées par un ou plusieurs commissaires.

13.2 Les opérations de la Société sont contrôlées par un ou plusieurs réviseurs d’entreprises, quand cela est requis par la loi.

13.3 L’Assemblée Générale nomme les commissaires/réviseurs d’entreprises et détermine leur nombre, leur rémunération et la durée de leur mandat. Les commissaires/réviseurs d’entreprises peuvent être réélus.

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Art.14 Affectation des bénéfices

14.1 Cinq pour cent (5%) des bénéfices nets annuels de la Société sont affectés à la réserve requise par la Loi. Cette affectation cesse d’être exigée quand la réserve légale atteint dix pour cent (10%) du capital social.

14.2 L’Assemblée Générale décide de I’affectation du solde des bénéfices nets annuels. Elle peut allouer ce bénéfice au paiement d’un dividende, I’affecter à un compte de réserve ou le reporter.

Art.15 Dividendes intérimaires

15.1 Des dividendes intérimaires peuvent être distribués à tout moment, en conformité avec I’article 72-2 de la Loi aux conditions suivantes :

(i) des comptes intérimaires sont établis par le Conseil;

(ii) ces comptes intérimaires montrent que des bénéfices et autres réserves (en ce compris la prime d’émission) suffisants sont disponibles pour une distribution; étant entendu que le montant à distribuer ne peut excéder le montant des bénéfices réalisés depuis la fin du dernier exercice social dont les comptes annuels ont été approuvés, le cas échéant, augmenté des bénéfices reportés et des réserves distribuables, et réduit par les pertes reportées et les sommes à affecter à la réserve légale ou statutaire;

(iii) la décision de distribuer des dividendes intérimaires est adoptée par le Conseil dans les deux (2) mois suivant la date des comptes intérimaires; et

(iv) dans leur rapport au Conseil, selon le cas, les commissaires ou les réviseurs d’entreprises doivent vérifier si les conditions prévues ci-dessous ont été remplies.

VI. DISSOLUTION – LIQUIDATION

Art.16 Dissolution – liquidation

16.1 La Société peut être dissoute à tout moment, par une résolution de I’Assemblée Générale, adoptée selon les modalités requises pour la modification des Statuts. L’Assemblée Générale nomme un ou plusieurs liquidateurs, qui n’ont pas besoin d’être actionnaires, pour réaliser la liquidation et détermine leur nombre, pouvoirs et rémunération. Sauf décision contraire de I’Assemblee Générale, les liquidateurs sont investis des pouvoirs les plus étendus pour réaliser les actifs et payer les dettes de la Société.

16.2 Le boni de liquidation résultant de la réalisation des actifs et du paiement des dettes est distribué aux actionnaires proportionnellement aux actions détenues par chacun d’entre eux.

16.3 Les présents Statuts resteront en vigueur durant la liquidation.

16.4 Le surplus aprés réalisation des actifs et paiement des passifs sera alloué aux actionnaires en proportion des actions détenues par eux.

16.5 Aprés que la liquidation ait été complétée, les livres et registres de la Société seront conservé pour une période telle que prescrite par la Loi par une personne nommée à cette fin par résolution de L’Assemblée Générale, décidant de la dissolution de la société. Au cas oú I’assemblée Générale n’aurait pas nommée une telle personne, le liquidateur devra s’en charger.

VII. DISPOSITIONS GENERALES

Art.17 Disposition générales

17.1 Les convocations et communications, respectivement les renonciations à celles-ci, sont faites, et les résolutions circulaires sont établies par écrit, télégramme, téléfax, e-mail ou tout autre moyen de communication électronique.

17.2 Les procurations sont données par tout moyen mentionné ci-dessus. Les procurations relatives aux réunions du Conseil peuvent également étre données par un administrateur conformément aux conditions acceptées par le Conseil.

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17.3 Les signatures peuvent être sous forme manuscrite ou électronique, à condition que les signatures électroniques remplissent I’ensemble des conditions légales requises pour pouvoir être assimilées à des signatures manuscrites. Les signatures des résolutions circulaires et des résolutions adoptées par téléphone ou vidéo conférence peuvent être apposées sur un original ou sur plusieurs copies du même document, qui ensemble, constituent un seul et unique document.

17.4 Pour tous les points non expressément prévus par les Statuts, il est fait référence à la Loi et, sous réserve des dispositions légale d’ordre public, à tout accord conclude temps à autre entre les actionnaires.

17.5 les livres et registres de la Société seront conservé au siége social de la Société.

POUR STATUTS COORDONNES Henri HELLINCKX Notaire à Luxembourg. Luxembourg, le 4 Janvier 2012.

En cas de divergence entre le texte anglais et le texte français, le texte anglais fera foi.

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